EXHIBIT 99.1

Arbutus to Participate in Upcoming Investor Conferences

VANCOUVER, British Columbia and WARMINSTER, Pa., June 02, 2017 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, announced today that the Company will be participating in the following investor conferences:

  Jefferies 2017 Global Healthcare Conference, June 6-9, 2017, New York, and
  JMP Securities Life Sciences Conference, June 20-21, 2017, New York.

About Arbutus
Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, and has facilities in Warminster, PA. For more information, visit www.arbutusbio.com.

Contact Information

Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604-419-3200
Email: acutler@arbutusbio.com

Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858.717.2310
Email: david.schull@russopartnersllc.com